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                                                                    Exhibit 23.3


                           CONSENT OF LEHMAN BROTHERS



     We hereby consent to the use of our opinion letter dated March 4, 1999 to the Board of Directors of level One Communications, Incorporated (the "Company") attached as Appendix C to the Company's Joint Proxy Statement/ Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background of the Merger," "Recommendation of the Level One Board of Directors and Level One's Reasons for the Merger" and "Opinion of Level One's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                       LEHMAN BROTHERS INC.


                                       By: /s/ KYLE T. RYLAND
                                          ------------------------------
                                          Kyle T. Ryland
                                          Senior Vice President

New York, New York
July 7, 1999